EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Incorporated:
We consent to the incorporation by reference in the Registration Statement (No.33-32960) on Form S-8 of Diebold, Incorporated of our report dated June 27, 2005, relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan as of and for the year ended December 31, 2004, which report appears in the December 31, 2005 annual report on Form 11-K of Diebold, Incorporated.

/s/ KPMG LLP KPMG LLP

Cleveland, Ohio
June 23, 2006